UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2008

Simtek Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19027 (Commission File Number)	84-1057605 (IRS Employer Identification No.)
4250 Buckingham Dr. #100, Colorado Springs, CO 80907 (Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code                 (719) 531-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On August 1, 2008, Simtek Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cypress Semiconductor Corporation, a Delaware corporation (the “Cypress”), and Copper Acquisition Corporation, a wholly-owned subsidiary of Cypress (“Merger Sub”).

Pursuant to the Merger Agreement, Cypress has agreed to promptly commence a tender offer to purchase all outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), in exchange for $2.60 per Share, net to the seller in cash, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company’s stockholders by Cypress and filed with the Securities and Exchange Commission.  The Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer.”

The Merger Agreement provides, among other things, that as soon as practicable following the satisfaction or waiver of the conditions set forth therein, including the completion of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Cypress.  At the effective time of the Merger, each Share then outstanding (other than Shares that are owned by (i) Cypress or (ii) stockholders who have properly exercised dissenters’ rights under the Delaware General Corporation Law) will be converted into the right to receive cash in the amount of the Offer Price, without interest.  If, following the consummation of the Offer, Cypress, the Merger Sub or any subsidiary of Cypress owns at least 90% of the Shares, the Merger will be completed in accordance with Delaware’s short-form merger statute without additional approval of the Merger by the Company stockholders.  The Merger Agreement grants Cypress and Merger Sub an assignable and irrevocable option (the “Top-Up Option”), exercisable after consummation of the Offer and subject to certain conditions and limitations, to purchase a number of Shares at a price per share equal to the Offer Price, that when added to the Shares owned by Cypress and Merger Sub, would equal 91% of the outstanding Shares, at which point it could effect the short-form merger.  If, following the consummation of the Offer, Cypress, the Merger Sub or any subsidiary of Cypress does not own at least 90% of the Shares and does not exercise the Top-Up Option, then the Company will be required to hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

The boards of directors of each of Cypress, the Company and the Merger Sub have approved the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Offer, restrictions on solicitation of proposals with respect to alternative transactions and other matters.  Consummation of the Offer is conditioned on there being validly tendered and not withdrawn before expiration of the Offer that number of Shares that, when added to the Shares already owned by Cypress, represents at least a majority of the sum of (x) all then outstanding Shares, plus (y) all Shares issuable upon the exercise of all then outstanding Company options with exercise prices less than the Offer Price that are vested and exercisable as of any then scheduled expiration date of the Offer or that would be vested and exercisable at any time within 90 calendar days following the then scheduled expiration date of the Offer assuming that the holder of such Company options satisfies the vesting conditions applicable thereto (and after giving effect to the acceleration of any vesting that may occur as a result of the Offer), plus (z) all Shares issuable upon the exercise, conversion or exchange of any then outstanding securities (other than Company options) with exercise prices less than the Offer Price that are held by persons other than Parent or Merger Sub or affiliates thereof and that are exercisable or convertible into, or exchangeable for, Shares at any time within 90 calendar days following the then scheduled expiration date of the Offer.  The Offer is subject to other customary conditions, including that any clearances, consents, approvals, orders and authorizations of any governmental entity or that Cypress reasonably determines in good faith to be necessary or appropriate to consummate the transactions contemplated by the Merger Agreement shall have been obtained or received on terms that do not involve an adverse regulatory condition.

Concurrently with the execution of the Merger Agreement, certain directors and officers of the Company holding approximately 14.79% of the Shares entered into transaction support agreements with Parent (the “Transaction Support Agreements”), pursuant to which they have agreed to tender their shares in connection with the Offer and to vote in favor of the Merger.

The foregoing descriptions of the Merger Agreement and the Transaction Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and a form of the Transaction Support Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 99.1 hereto, respectively, and are incorporated herein by reference.

The Merger Agreement (and the exhibits thereto) are included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company or Cypress.  The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information for Investors and Security Holders

In connection with the transactions contemplated by the Merger Agreement, the Company intends to file a Schedule 14D-9 with the SEC.  Investors and security holders are urged to read the Schedule 14D-9 carefully when it becomes available because it will contain important information about the Company, Parent and the transactions contemplated by the Merger Agreement.  The Schedule 14D-9 and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s website located at www.sec.gov.  The Company’s security holders are particularly urged to read the Schedule 14D-9 and the other relevant materials when they become available before making any decisions with respect to the transactions contemplated by the Merger Agreement.

Item 8.01.  Other Events

On August 1, 2008, the Company and Cypress issued a joint press release relating to the Merger Agreement.  A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01(d).

Financial Statements and Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 1, 2008, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and Simtek Corporation
99.1

Form of Transaction Support Agreement, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and the individuals listed on the signatures pages thereto, dated as of August 1, 2008

99.2	Press release dated August 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTEK CORPORATION
August 4, 2008	/s/ HAROLD BLOMQUIST
Harold Blomquist
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 1, 2008, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and Simtek Corporation
99.1

Form of Transaction Support Agreement, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and the individuals listed on the signatures pages thereto, dated as of August 1, 2008

99.2	Press release dated August 1, 2008